SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010 (July 16, 2010)

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100 Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (856) 767-5665
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

Indemnity Agreement and Mutual Release.

             In connection with Brian Ettinger’s resignation as director and Chairman of the Board of Directors (as described in Item 5.02 below) of Global Resource Corporation (the “Company”), the Company and Mr. Ettinger entered into an indemnity agreement, dated July 16, 2010 (the “Indemnity Agreement”), pursuant to which the Company agreed to indemnify Mr. Ettinger from all claims related to a specific action brought against the Company and to which Mr. Ettinger is also a party. Additionally, the Company agreed to pay Mr. Ettinger certain amounts by July 23, 2010, to reimburse him for certain expenses. In accordance with the terms of the Indemnity Agreement, Mr. Ettinger agreed to waive his rights to receive common stock and options otherwise issuable to him, as well as any other additional compensation benefits that Mr. Ettinger may have been entitled to upon the Company reaching certain milestones.

In addition to the Indemnity Agreement, the Company also entered into a mutual release (the “Mutual Release”) with Mr. Ettinger dated July 16, 2010 (the “Effective Date”), pursuant to which the Company and Mr. Ettinger agreed to release each other from any and all claims, related to or in any way connected with any actions or omissions occurring prior to the Effective Date. The Mutual Release does not release either party from any claim related to or in connection with any acts or omissions that, individually or collectively, constitute fraud, fraudulent inducement or intentional misrepresentation.

The descriptions of the Indemnity Agreement and Mutual Release, herein, are intended only to be a summary and are qualified in their entirety by the terms and conditions of the Indemnity Agreement and Mutual Release, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Consulting Agreement

The Company entered into a consulting agreement, dated July 16, 2010 (the “Consulting Agreement”) with Mr. Ettinger, pursuant to which Mr. Ettinger shall provide general consulting services and assist the Company in developing its technology and products for business opportunities in the United States and internationally.  The terms of the Consulting Agreement provide that the previous consulting agreement between the Company and Mr. Ettinger is terminated and the Company acknowledges and agrees that Mr. Ettinger has earned all compensation, including shares issued and stock options granted under the original consulting agreement. For all opportunities agreed upon in writing by the Company, Mr. Ettinger shall receive a consulting fee equal to a percentage of the gross revenues received by the Company. Additionally, the Company agreed to reimburse Mr. Ettinger for certain pre-approved travel and lodging expenses.  The Consulting Agreement is for a term of one year and may be extended thereafter by mutual agreement of the parties.

The description of the Consulting Agreement herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Consulting Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 16, 2010, and effective as of that date, Brian Ettinger, resigned as Chairman of the Board and a director of the Board of Directors of the Company, pursuant to a letter of resignation delivered to the Company’s shareholders and attached hereto as Exhibit 17.1.

Item 9.01  Exhibits

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Indemnity Agreement, dated July 16, 2010 by and between the Company and Brian Ettinger

10.2	Mutual Release, dated July 16, 2010 by and between the Company and Brian Ettinger

10.3	Consulting Agreement, dated July 16, 2010 by and between the Company and Brian Ettinger

17.1	Resignation Letter, dated July 16, 2010, to the Company’s shareholders from Brian Ettinger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: July 22, 2010	By:	/s/ Ken Kinsella
Ken Kinsella
Chief Executive Officer